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                                                                    EXHIBIT 99.1



                      APRIA HEALTHCARE FILES REGISTRATION
                         STATEMENT FOR RIGHTS OFFERING


     COSTA MESA, CALIF ... November 25, 1998 ... Apria Healthcare Group Inc. (NYSE:AHG) today announced that it has filed a registration statement with the Securities and Exchange Commission for the previously announced rights offering to its shareholders of Convertible Subordinated Debentures. The record date for determining shareholders entitled to receive the rights will be the date on which the registration statement is declared effective by the SEC, rather than December 1, 1998 as had been previously announced by the Company on October 22, 1998. The Company will issue a press release and will send written notice to the Company's shareholders announcing the actual record date once the date has been determined.

     Apria provides respiratory therapy, home infusion and home medical equipment through 320 branches serving patients in 50 states. With close to $1 billion in annual revenues, it is the nation's leading homecare company.



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